                                                       Exhibit 24


                    APPALACHIAN POWER COMPANY


          I, Jeffrey D. Cross, Assistant Secretary of APPALACHIAN POWER COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on March 31, 1994, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.
          GIVEN under my hand this 25th day of May, 1994.

                              _/s/ Jeffrey D. Cross____
                                 Assistant Secretary




                    APPALACHIAN POWER COMPANY
                         March 31, 1994


          The Chairman outlined a proposed financing program involving the issuance and sale, either at competitive bidding or through a negotiated public offering with one or more agents or underwriters, of its Cumulative Preferred Stock, without par value, with an aggregate involuntary liquidation price of up to $30,000,000, in one or more new series, with an involuntary liquidation price of $25 or $100 per share. The Chairman then stated that, if the officers of the Company deemed it necessary or desirable, a cumulative sinking fund would be established to retire annually a number of shares of such series equal to a percentage of the number of shares of such series initially issued at a price to be determined.

          The Chairman stated that it was proposed that the proceeds to be received in connection with the proposed sale of Cumulative Preferred Stock would be used to refund directly or indirectly cumulative preferred stock or for other corporate purposes.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

          The Chairman then stated that, in connection with the proposed financing program, it had been necessary to file applications with the Virginia State Corporation Commission and the Tennessee Public Service Commission. The Chairman further stated that it had been necessary to file with the Securities and Exchange Commission an Application or Declaration on Form U-1, pursuant to the applicable provisions of the Public Utility Holding Company Act of 1935. The Chairman also stated that it would be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that in connection with the proposed financing program approved at this meeting, the actions taken by the officers of this Company in connection with the execution and filing on behalf of the Company of applications with the Virginia State Corporation Commission and the Tennessee Public Service Commission and an Application or Declaration on Form U-1 with the Securities and Exchange Commission, pursuant to the applicable provisions of the Public Utility Holding Company Act of 1935 be, and they hereby are, ratified, confirmed and approved in all respects; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission ("the Commission") on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized and directed to take any and all further action in connection there-with, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as the officers of this Company may deem necessary or desirable.

          The Chairman further stated that, in connection with the filing with the Securities and Exchange Commission of one or more Registration Statements relating to the proposed issuance and sale of Cumulative Preferred Stock, without par value, with an aggregate involuntary liquidation price of up to $30,000,000, in one or more new series, with an involuntary liquidation price of $25 or $100 per share, there was to be filed with the Commission a Power of Attorney, dated March 31, 1994, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

          Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

               WHEREAS, Appalachian Power Company proposes to file with the Securities and Exchange Commission one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of Cumulative Preferred Stock, without par value, with an aggregate involuntary liquidation price of up to $30,000,000, in one or more new series, with an involuntary liquidation price of $25 or $100 per share; and

               WHEREAS, in connection with said Registration Statement(s), there is to be filed with the Securities and Exchange Commission a Power of Attorney, dated March 31, 1994, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., G. P. Maloney, Bruce M. Barber and Armando A. Pena, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

               NOW, THEREFORE, BE IT

               RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

               RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

               RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

          The Chairman thereupon stated to the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Cumulative Preferred Stock proposed to be issued and sold in connection with the proposed financing program of the Company.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that Messrs. Winthrop, Stimson, Putnam & Roberts be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Cumulative Preferred Stock of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.




                    APPALACHIAN POWER COMPANY
                        POWER OF ATTORNEY


          Each of the undersigned directors or officers of APPALACHIAN POWER COMPANY, a Virginia corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of Cumulative Preferred Stock, without par value, with an aggregate involuntary liquidation price of up to $30,000,000, in one or more new series, with an involuntary liquidation price of $25 or $100 per share, does hereby appoint
E. LINN DRAPER, JR., G. P. MALONEY, BRUCE M. BARBER and ARMANDO
A. PENA his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

          IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 31st day of March, 1994.


/s/ E. Linn Draper, Jr._____       /s/ Wm. J. Lhota____________
E. Linn Draper, Jr.     L.S.       Wm. J. Lhota            L.S.


/s/ P. J. DeMaria___________       /s/ G. P. Maloney___________
P. J. DeMaria           L.S.       G. P. Maloney           L.S.


/s/ A. Joseph Dowd__________       /s/ J. J. Markowsky_________
A. Joseph Dowd          L.S.       J. J. Markowsky         L.S.


/s/ L. M. Feck______________       /s/ J. H. Vipperman_________
L. M. Feck              L.S.       J. H. Vipperman         L.S.